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EXHIBIT 99.1

  BENTLEY COMMERCE CORPORATION TERMINATES CEO AND CFO BRUCE KAMM, AND APPOINTS
                        ANNA TAYLOR INTERIM CEO AND CFO

SARASOTA, FL - September 14, 2005 - The Board of Directors of Bentley Commerce Corporation (OTCBB: BLYC) today terminated Bruce Kamm from his position as the Company's CEO and CFO. The Board has appointed Anna Taylor, Bentley Commerce's Executive Vice President and COO, its interim CEO and interim CFO. Robert Schumacher continues as its President and Chief Information Officer.

OWe are moving Bentley Commerce forward with a number of business initiatives,O Ms. Taylor said. OWe fully intend to strengthen and add to Bentley Commerce's business and develop key strategic alliances."

BENTLEY COMMERCE CORPORATION:

Bentley Commerce Corporation is an ecommerce business-to-business services provider that has established a collaborative online barter marketplace. The Company offers alternative payment methods including trade, as well as management services and systems to small and mid-size companies.

FORWARD-LOOKING STATEMENTS:

With the exception of historical information, this news release and accompanying information may include forward-looking statements that involve a number of risks and uncertainties. Actual results could differ materially from those anticipated as a result of various risks. There are numerous factors that could contribute to such differences, therefore such projected events and anticipated results are not warranties or guaranties that such events will occur or that the Company will achieve such results. For more information about this corporation and risks involved in the investment of their publicly traded shares, please see the company's website(s), and/or documents filed with the SEC, which are easily accessible in the EDGAR database system.

CONTACT:

Bentley Commerce Corporation
Bob Schumacher
310-201-0800
RSchumacher@BentleyCommerce.com